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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 20, 2003 relating to the consolidated financial statements and consolidated financial statement schedules of Netgear Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Jose, California
April 8, 2003